PROSPECTUS SUPPLEMENT                           FILED PURSUANT TO RULE 424(b)(3)
TO PROSPECTUS DATED AUGUST 7, 2000                    REGISTRATION NO. 333-41848



                           EFFICIENT NETWORKS, INC.

                                 $400,000,000

                5% Convertible Subordinated Notes Due 2005 and
            the Common Stock Issuable Upon Conversion of the Notes

     This prospectus supplement relates to the resale by the selling securityholders of 5% convertible subordinated notes due 2005 of Efficient Networks, Inc. and the shares of common stock of Efficient Networks, Inc. issuable upon the conversion of their notes.

     This prospectus supplement should be read in conjunction with the prospectus dated August 7, 2000, which is to be delivered with this prospectus supplement. All capitalized terms used but not defined in the prospectus supplement shall have the meanings given to them in the prospectus.

     The following table sets forth information as of the date hereof concerning beneficial ownership of the principal amount of the notes and the underlying common stock beneficially owned by each selling securityholder as listed below. All information concerning beneficial ownership has been supplied to us by the selling securityholders named in the table below.

                                                    Principal Amount                        Number of
                                                     at Maturity of                         Shares of
                                                   Notes Beneficially   Percentage Of     Common Stock      Percentage of
                                                    Owned That May Be       Notes          That May Be       Common Stock
                      Name                                Sold           Outstanding         Sold(1)       Outstanding (2)
-------------------------------------------------  -------------------  --------------  ----------------  -----------------
401 Savings Plan of the Chase Manhattan Bank &                 115,000        *                      635          *
 Certified Affiliated Coj........................
AFTRA Health Fund................................            2,000,000        *                   11,050          *
AIM Strategic Income Fund........................            2,000,000        *                   11,050          *
Alta Partners Holdings, LDC......................            5,969,000     1.5 %                  32,978          *
Anschutz Foundation..............................              150,000        *                      829          *
Argent Classic Convertible Arbitrage Fund
 (Bermuda) L.P...................................           15,000,000     3.8 %                  82,873          *
Argent Classic Convertible Arbitrage Fund L.P....            4,000,000     1.0 %                  22,099          *
Argent Convertible Arbitrage Fund Ltd............            1,000,000        *                    5,525          *
Arkansas Public Employees Retirement System......            1,030,000        *                    5,691          *
Arkansas Teachers Retirement System..............            3,512,000        *                   19,403          *
Banc of America Advisors, Inc./Nation's Annuity
 Trust...........................................               75,000        *                      414          *
Banc of America Securities LLC...................            8,550,000     2.1 %                  47,238          *
Baptist Health of South Florida..................              212,000        *                    1,171          *
BBT Fund, L.P....................................           18,000,000     4.5 %                  99,448          *
BNY Hamilton Equity Income Fund..................            5,000,000     1.3 %                  27,624          *
Boston Museum of Fine Arts.......................              115,000        *                      635          *
Brown & Williamson Master Retirement Trust.......              380,000        *                    2,099          *

                                                    Principal Amount                        Number of
                                                     at Maturity of                         Shares of
                                                   Notes Beneficially   Percentage Of     Common Stock      Percentage of
                                                    Owned That May Be       Notes          That May Be       Common Stock
                      Name                                Sold           Outstanding         Sold(1)       Outstanding (2)
-------------------------------------------------  -------------------  --------------  ----------------  -----------------
Brown & Williamson Tobacco Master Retirement
 Trust...........................................              500,000        *                    2,762          *
California Public Employees' Retirement System
 Nominee Name:  Surfboard & Co...................            3,000,000        *                   16,575          *
Carnegie Mellon University.......................              370,000        *                    2,044          *
Castle Convertible Fund, Inc.....................              500,000        *                    2,762          *
Champion International Corporation...............              618,000        *                    3,414          *
Children's Medical Center........................              200,000        *                    1,105          *
Christian Science Trustees for Gifts / Endowment.              535,000        *                    2,956          *
Chrysler Corporation Master Retirement Trust.....            3,325,000        *                   18,370          *
City of Richmond Retirement System...............              110,000        *                      608          *
City of Worcester Retirement System..............              150,000        *                      829          *
Clinton Riverside Convertible Portfolio Limited..            2,000,000        *                   11,050          *
Commonwealth of Pennsylvania Public School
 Employees' Retirement System....................            2,200,000        *                   12,155          *
Cornell University Endowment - Domestic Sector...            1,350,000        *                    7,459          *
Credit Suisse First Boston Corporation...........           37,150,000     9.3 %                 205,249          *
Dallas Police & Fire Pension System..............              800,000        *                    4,420          *
David Lipscomb University General Endowment......              385,000        *                    2,127          *
Delaware Pers....................................            1,545,000        *                    8,536          *
Delta Air Lines Master Trust.....................            1,250,000        *                    6,906          *
Detroit Edison Employees' Retirement Trust.......              700,000        *                    3,867          *
Detroit Medical Center Endowment / Depreciation
 Fund............................................              120,000        *                      663          *
Detroit Medical Center Pension Plan..............              230,000        *                    1,271          *
Deutsche Bank Securities Inc.....................            1,500,000        *                    8,287          *
Dow Corning Retirement Plan......................              250,000        *                    1,381          *
EA/Cayman Unit Trust - EA/Mackay High Yield
 Cayman Unit Trust...............................            2,205,000        *                   12,182          *
Engineers Joint Pension Fund.....................              476,000        *                    2,630          *
EQAT Alliance Growth & Income Account............           12,915,000     3.2 %                  71,354          *
EQAT Alliance Growth Investors...................            6,950,000     1.7 %                  38,398          *
Equitable Life Assurance Separate Account -
 Balanced........................................              380,000        *                    2,099          *
Equitable Life Assurance Separate Account -
 Convertibles....................................            7,745,000     1.9 %                  42,790          *
Fiduciary Trust Company International............              750,000        *                    4,144          *
Fire & Police Pension Fund, San Atonio...........              300,000        *                    1,657          *
Firemen's Annuity & Benefit Fund of Chicago -
 Medium Grade Portfolio..........................              180,000        *                      994          *
Forrestal Funding Master Trust...................            5,155,000     1.3 %                  28,481          *
General Motors Pension Fund - High Yield Sector..            1,500,000        *                    8,287          *
Goldman Sachs & Company..........................            1,000,000        *                    5,525          *
Granville Capital Corporation....................            4,000,000     1.0 %                  22,099          *
Halliburton Company - High Yield Sector..........              750,000        *                    4,144          *

                                                    Principal Amount                        Number of
                                                     at Maturity of                         Shares of
                                                   Notes Beneficially   Percentage Of     Common Stock      Percentage of
                                                    Owned That May Be       Notes          That May Be       Common Stock
                      Name                                Sold           Outstanding         Sold(1)       Outstanding (2)
-------------------------------------------------  -------------------  --------------  ----------------  -----------------
Health Services Retirement Plan..................              200,000        *                    1,105          *
Houston Firemen's Relief and Pension Fund "B"....            1,500,000        *                    8,287          *
Houston Municipal Employees Pension System.......            1,250,000        *                    6,906          *
HT Insight Convertible Securities Fund...........              250,000        *                    1,381          *
IBM Retirement Plan..............................              410,000        *                    2,265          *
ICI American Holdings Trust......................              825,000        *                    4,558          *
JMG Capital Partners, LP.........................           12,000,000     3.0 %                  66,298          *
JMG Triton Offshore Fund Ltd.....................           11,055,000     2.8 %                  61,077          *
KBC Financial Products...........................            4,000,000     1.0 %                  22,099          *
Loomis Sayles Bond Fund..........................            1,000,000        *                    5,525          *
Loomis Sayles High Yield Fixed Income Fund.......              300,000        *                    1,657          *
Loomis Sayles High Yield Fund....................              100,000        *                      552          *
Loomis Sayles International High Yield Fund......              400,000        *                    2,210          *
Lyxor Master Fund................................              500,000        *                    2,762          *
Maine State Retirement System....................            1,350,000        *                    7,459          *
Mainstay Convertible Fund........................            5,750,000     1.4 %                  31,768          *
Mainstay Global High Yield Fund..................               50,000        *                      276          *
Mainstay Funds, on behalf of High Yield
 Corporate Bond Fund Series......................           14,845,000     3.7 %                  82,017          *
Mainstay Funds, Inc., on behalf of its Strategic
 Value Fund......................................               50,000        *                      276          *
Mainstay Funds, Inc., on behalf of its Strategic
 Income Fund.....................................              170,000        *                      939          *
Mainstay VP Convertible Portfolio................            2,750,000        *                   15,193          *
Memphis Light, Gas & Water Retirement Fund.......            4,405,000     1.1 %                  24,337          *
MetLife General Motors High Yield Pension........              600,000        *                    3,315          *
MetLife Pension DB Separate Account 249..........              300,000        *                    1,657          *
Metropolitan Life Loomis Sayles High Yield Bond
 Portfolio.......................................              760,000        *                    4,199          *
Minneapolis Teachers Retirement Fund.............              550,000        *                    3,039          *
Mitsui Life Global Umbrella Fund.................              235,000        *                    1,298          *
Morgan Stanley & Co..............................           10,000,000     2.5 %                  55,249          *
Morgan Stanley Dean Witter Convertible
 Securities Trust................................            5,500,000     1.4 %                  30,387          *
Morgan Stanley Dean Witter Income Builder........            3,000,000        *                   16,575          *
Morgan Stanley Dean Witter Variable Income
 Builder.........................................            2,000,000        *                   11,050          *
Motion Picture Industry Health Plan - Active
 Member Fund.....................................              385,000        *                    2,127          *
Motion Picture Industry Health Plan - Retiree
 Member Fund.....................................              195,000        *                    1,077          *
Nations Master Investment Trust..................              165,000        *                      912          *
New York Life Insurance Company..................           20,500,000     5.1 %                 113,260          *
New York Life Insurance & Annuity Corporation....            2,500,000        *                   13,812          *
New York Life Separate Account #7................            2,500,000        *                   13,812          *
New York State Electric & Gas Corp. Retirement
 Benefit Plan....................................              200,000        *                    1,105          *

                                                    Principal Amount                        Number of
                                                     at Maturity of                         Shares of
                                                   Notes Beneficially   Percentage Of     Common Stock      Percentage of
                                                    Owned That May Be       Notes          That May Be       Common Stock
                      Name                                Sold           Outstanding         Sold(1)       Outstanding (2)
-------------------------------------------------  -------------------  --------------  ----------------  -----------------
Nicholas-Applegate Convertible Fund..............              212,000        *                    1,171          *
Nisource Corp Services Company...................              310,000        *                    1,713          *
Norfolk County Retirement Board..................              150,000        *                      829          *
OCM Convertible Trust............................            1,475,000        *                    8,149          *
Oppenheimer Convertible Securities Fund..........            6,000,000     1.5 %                  33,149          *
Pacific Life Insurance Company...................            1,500,000        *                    8,287          *
Partner Reinsurance Company Ltd..................              660,000        *                    3,646          *
Partners Healthcare System Inc...................               50,000        *                      276          *
Partners Healthcare System Inc. Pension..........              200,000        *                    1,105          *
Pension Plan of Constellation Energy Group, Inc..              205,000        *                    1,133          *
Pension Reserves Investment Trust................            3,250,000        *                   17,956          *
Peter & Elizabeth Tower Foundation...............               35,000        *                      193          *
Physicians Life..................................              373,000        *                    2,061          *
Pilgrim Convertible Fund.........................            4,931,000     1.2 %                  27,243          *
Police Officers Pension System of the City of
 Houston.........................................              505,000        *                    2,790          *
Policemen's & Firefighters' Retirement Fund of
 Lexington-Fayette Urban County Government.......              110,000        *                      608          *
Putnam Asset Allocation Funds - Balanced
 Portfolio.......................................              337,000        *                    1,862          *
Putnam Asset Allocation Funds - Conservative
 Portfolio.......................................              204,000        *                    1,127          *
Putnam Convertible Income - Growth Trust.........            4,565,000     1.1 %                  25,221          *
Putnam Convertible Opportunities and Income Trust              119,000        *                      657          *
Putnam High Income Convertible Bond Fund.........              724,000        *                    4,000          *
Reliant Energy Retirement Plan...................            1,050,000        *                    5,801          *
Robertson Stephens...............................           17,000,000     4.3 %                  93,923          *
San Diego City Retirement........................              956,000        *                    5,282          *
San Diego County Convertible.....................            2,482,000        *                   13,713          *
San Diego County Employee's Retirement
 Association.....................................              270,000        *                    1,492          *
Scottish Widows Fund & Life Assurance Society....            1,615,000        *                    8,923          *
State Employees' Retirement Fund of the State of
 Delaware........................................            1,685,000        *                    9,309          *
State of Connecticut Combined Investment Funds...            3,750,000        *                   20,718          *
State of Connecticut Fund "F"....................            1,650,000        *                    9,116          *
State of Oregon Equity...........................            6,500,000     1.6 %                  35,912          *
State of Rhode Island Employees Retirement System            3,220,000        *                   17,790          *
Teachers' Retirement System of Louisiana.........              820,000        *                    4,530          *
Teamsters Affiliates Pension Plan................              680,000        *                    3,757          *
Teamsters Retirement & Family Protection Plan....               35,000        *                      193          *
The Frist Foundation.............................            1,220,000        *                    6,740          *
The 1199 Health Care Employees Pension Fund......              945,000        *                    5,221          *
The City of Memphis Retirement System............              490,000        *                    2,707          *

                                                    Principal Amount                        Number of
                                                     at Maturity of                         Shares of
                                                   Notes Beneficially   Percentage Of     Common Stock      Percentage of
                                                    Owned That May Be       Notes          That May Be       Common Stock
                      Name                                Sold           Outstanding         Sold(1)       Outstanding (2)
-------------------------------------------------  -------------------  --------------  ----------------  -----------------
Ubkam Arbitrage Fund.............................            4,100,000     1.0 %                  22,652          *
Ubkam Global High Yield Fund.....................            5,400,000     1.4 %                  29,834          *
United Food and Commercial Workers Tri-State
 Pension Fund....................................              200,000        *                    1,105          *
United Mine Workers of America Health and
 Retirement Fund.................................            1,000,000        *                    5,525          *
Value Line Convertible Fund, Inc.................              500,000        *                    2,762          *
Vanguard Convertible Securities Fund, Inc........            3,835,000        *                   21,188          *
Van Kampen Convertible Securities Fund...........            1,500,000        *                    8,287          *
Van Kampen Harbor Fund...........................            9,500,000     2.4 %                  52,486          *
Wake Forest University...........................              906,000        *                    5,006          *
Wasserstein Perella Securities Inc...............            3,000,000        *                   16,575          *
Winchester Convertible Plus Ltd..................              410,000        *                    2,265          *
Writers Guild - Industry Health Fund.............              295,000        *                    1,630          *
Zeneca Holdings Trust............................              790,000        *                    4,365          *

______________________

*Less than 1%

(1) Assumes conversion of all of the holder's notes at a conversion price of $181.00 per share of common stock. However, this conversion price will be subject to adjustment as described under "Description of Notes--Conversion of Notes" in the prospectus. As a result, the amount of common stock issuable upon conversion of the notes may increase or decrease in the future.

(2) Calculated based on Rule 13d-3(d)(i) of the Exchange Act using 55,737,156 shares of common stock outstanding as of June 22, 2000. In calculating this amount, we treated as outstanding the number of shares of common stock issuable upon conversion of all of that particular holder's notes.
     However, we did not assume the conversion of any other holder's notes.

                               ----------------

     The securities offered hereby involve a high degree of risk. See "Risk Factors" beginning on page 7 of the prospectus for information that you should consider before purchasing these securities.

                               ----------------

  Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.


             This Prospectus Supplement is dated September 6, 2000.